SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           April 25, 2003
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

Item 12.  Results of Operations and Financial Condition
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   SIGNATURES
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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C., 20549

ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 25, 2003, Weyerhaeuser Company a press release stating the following:

FEDERAL WAY, Wash.--April 25, 2003--Weyerhaeuser Company (NYSE:WY) today reported a loss for the first quarter of $54 million, or 24 cents per share, which includes after-tax charges of $11 million, or 5 cents per share, for the cumulative effect of a required change in the accounting principle relating to asset retirement obligations; $52 million, or 23 cents per share, for a lawsuit involving Pacific Northwest alder logs; $19 million, or 8 cents per share, associated with integration and restructuring activities; and $15 million, or 7 cents per share, for the closure of facilities.

Last year, Weyerhaeuser reported first quarter net earnings of $30 million, or 14 cents per share, that included an after-tax charge of $23 million for costs associated with the bridge financing of the acquisition of Willamette Industries, an after-tax charge of $17 million for the closure of facilities, and an after-tax benefit of $12 million for the reversal of previously-accrued countervailing duties.

During the first quarter of 2003, the company experienced tough market conditions for all of its lines of business, except real estate and Timberlands. Weyerhaeuser also incurred approximately $24 million in countervailing and anti dumping duties and related costs on Canadian softwood lumber the company imports into the United States compared with the $26 million Weyerhaeuser incurred in the prior quarter. During the first quarter of 2003, Weyerhaeuser benefited from the synergies of the Willamette acquisition and continued to experience improvements in manufacturing performance.

At the end of the first quarter, Weyerhaeuser estimates it has achieved an annualized run rate of $261 million in pre-tax synergies. The company is confident it will achieve $300 million in pre-tax annual synergies sooner than expected.

Comments from Steven R. Rogel, chairman, president and chief executive officer, on first quarter results:

"This was an extremely difficult quarter, and our results reflect the challenging business conditions we faced. But it also was a quarter that demonstrates the progress we're making toward creating a more efficient Weyerhaeuser. Although increased energy costs, weak building material prices and sluggish economic conditions offset the improvements we've made, we're extremely pleased with our increasing manufacturing efficiency and continued progress toward our synergy goal. In the coming quarters, we expect to see additional benefits from the steps we've already taken. Our focus remains on reducing our debt, disciplined capital spending and the adherence to the improvement initiatives we have in place. We will continue to do whatever is necessary to further improve our company's ability to perform well regardless of market conditions. This may require us to make additional difficult decisions regarding the ongoing operation of some of our facilities."

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SUMMARY OF FIRST QUARTER FINANCIAL HIGHLIGHTS

Millions (except per share data)     1Q 2003      1Q 2002       Change
Net earnings (loss)....................($54).........$30.........($84)
Earnings (loss) per share............($0.24).......$0.14.......($0.38)
Net sales............................$4,614.......$3,991.........$623

SEGMENT RESULTS FOR FIRST QUARTER 2003

(Contributions to Pre-Tax Earnings)
Millions                                  1Q 2003    1Q 2002   Change
Timberlands..................................$149......$107.......$42
Wood Products...............................($150).......$9.....($159)
Pulp and Paper................................$10........$1........$9
Containerboard, Packaging and Recycling.......$80.......$58.......$22
Real estate and related assets................$95.......$91........$4

TIMBERLANDS
                                         1Q 2003   4Q 2002      Change
Contribution to earnings (millions)........$149......$300.......($151)

Excluding the fourth quarter pre-tax gain of $117 million from the sale of 115,000 acres of Washington state timberlands, first quarter earnings were slightly lower than the fourth quarter.

Second quarter earnings from operations are expected to be similar to the first quarter. Slightly lower prices are expected to offset higher volumes in both the export and domestic markets. During the quarter, Weyerhaeuser also expects to book an estimated pre-tax gain of $143 million on the sale of timberlands in Western Washington to Hancock Timber Resources. Proceeds will be used to help pay down the debt associated with the Willamette acquisition.

WOOD PRODUCTS
                                              1Q 2003  4Q 2002  Change
Contribution (charge) to earnings (millions)...($150)....($75)...($75)

First quarter results include a $79 million pre-tax charge to cover damages awarded by a jury on April 18 in U.S. District Court in Oregon. Excluding this charge, operating losses were comparable to the fourth quarter loss due to depressed prices and severe weather in the East that were offset by improved operating efficiencies.

As part of the company's focus on improving the efficiency of its operations Weyerhaeuser announced the closure of its Millport, Ala., plywood mill. The company said it would continue to review its Wood Products portfolio and make adjustments if necessary to improve its efficiency. In addition, the company took downtime at five mills due to raw material constraints in the South.

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Second quarter results for Wood Products are expected to be better than first quarter due to seasonal increases in demand for lumber, engineered lumber, and panels. Weyerhaeuser will continue to be adversely affected by countervailing and anti-dumping duties, and related costs on Canadian softwood lumber the company imports into the United States.

PULP AND PAPER
                                        1Q 2003    4Q 2002      Change
Contribution to earnings (millions).........$10........$86.......($76)

Softening fine paper prices and increased energy, transportation and fiber costs offset higher prices for pulp. As a result, earnings were lower than the prior quarter. In addition, fourth quarter results for 2002 benefited from $40 million pre-tax in business interruption insurance recoveries related to a boiler outage in Plymouth, N.C.

Second quarter earnings are expected to be higher than first quarter due to higher pulp prices and lower energy costs. The company will take an estimated 40,000 tons of fine paper downtime to offset increased production efficiencies and perform normal maintenance.

CONTAINERBOARD, PACKAGING AND RECYCLING
                                         1Q 2003    4Q 2002     Change
Contribution to earnings (millions)..........$80.......$114......($34)

Due to improved manufacturing efficiencies and flat demand, the company took 141,000 tons of downtime in containerboard to balance production with orders and 40,000 tons for normal maintenance. In addition, higher energy costs adversely affected the quarter. This resulted in weaker first quarter earnings compared with the fourth quarter.

Second quarter earnings are expected to be higher than first quarter due to modestly improving market conditions and seasonal increases in demand for packaging. Increasing costs for old corrugated containers (OCC) will partially offset the effects of the seasonal improvements in markets. The company expects to take approximately 68,000 tons of downtime during the quarter.

REAL ESTATE AND RELATED ASSETS
                                        1Q 2003     4Q 2002     Change
Contribution to earnings (millions).........$95.........$81.......$14

First quarter results increased from fourth quarter levels due to the sale of an apartment project and two office buildings. The backlog of homes sold, but not closed, increased slightly to nearly six months.

Second quarter earnings are expected to be lower due to planned second quarter closings of single-family housing shifting into the second half of the year.

OTHER

The company will hold a live conference call at 7 a.m. PDT (10 a.m. EDT) on April 25 to discuss the first quarter results.

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To access the conference call, listeners calling from within North America should dial 888/789-0089 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial 416/695-5259. Replays of the call will be available for 48 hours following completion of the live call and can be accessed at 866/518-1010 within North America and at 1-416-252-1143 from outside North America.

The call may also be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $18.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.


                                 # # #

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "may," "will," "believes," "should," "approximately," anticipates," "estimates," and "plans," and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expected synergies from the Willamette acquisition, expected improvements in manufacturing performance, downtime; expected earnings and performance of the company's business segments during the second quarter, anticipated debt reduction, anticipated capital spending and expected timberland sales. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; energy prices; performance of the company's manufacturing operations; the successful execution of internal performance plans; the level of competition from domestic and foreign producers; the effect of forestry, land use, environmental and other governmental regulations; fires, floods and other natural disasters; the company's ability to successfully integrate and manage acquired businesses and to realize anticipated cost savings and synergies from this acquisition; the ability of acquired businesses to perform in accordance with the company's expectations; legal proceedings; performance of pension fund assets; and uncertainties related

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to closure of timberland sales. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and restrictions on international trade or tariffs imposed on imports, including the countervailing and dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							WEYERHAEUSER COMPANY

                                     By	/s/ Steven J. Hillyard
                                          -------------------------
                                   	Its:	Vice President and
                                          Chief Accounting Officer
Date:  April 25, 2003

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